Exhibit 10.6

PROMISSORY NOTE

$235,264.00 Houston, Texas December 31, 2001

FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts so herein stipulated, the undersigned, David R. Little, promises to pay to the order of DXP Enterprises, Inc. at 7272 Pinemont in Houston, Texas, the sum of:

TWO HUNDRED THIRTY-FIVE THOUSAND TWO HUNDRED SIXTY-FOUR AND 0/100 DOLLARS ($235,264.00)

in Lawful money of the United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, and to pay interest thereon from date until maturity at the rate of 3.97% per annum, payable as stipulated herein.

This note is payable as follows, to-wit:

Any proceeds from the sale of the real estate which serves as collateral for this note shall be applied in full against the note. Payment of the note is due in one lump sum on December 30, 2010. Payment of accrued interest is due annually on December 30.

If either the employee or employer for any reason terminates employment with DXP, the note shall become due and payable immediately upon termination. Any and all compensation due the employee at that time shall be applied against the balance of the note with the remainder of the note (if any) due in full.

It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of any installment of principal or interest when due, the holder of this note may declare the entirety of the note evidenced hereby, immediately due and payable without notice, and failure to exercise said option shall not constitute a waiver on part of the holder of the right to exercise the same at any other time.

In the event of default in the making of any payment herein provided, either of principal or interest, or in the event of said note evidenced hereby is declared due, interest shall accrue at the rate of 10% per annum from such time.

The undersigned hereby agrees to pay all expenses incurred for collection, all of which shall become a part of the principal hereof, if this note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

Each maker, surety and endorser waives demand, grace, notice presentment for payment, and protest and agrees and consents that this note and the liens securing its payment, may be renewed, and the time of payment extended without notice, and without releasing any of the parties.

The payment of this note is secured a 3rd lien on property located at 427 Thamer Ln. Houston, Texas.

DXP Enterprises, Inc.

/s/Mac McConnell

Mac McConnell

/s/David R. Little

David R. Little